Exhibit 10.1

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (the “Trust Agreement”), is being entered into as of May 6, 2015 (the “Effective Date”), by and between Sooner Holdings, Inc., f/k/a Syntroleum Corporation, a Delaware corporation (“Sooner”), and Karen L. Power, in her capacity as trustee under this Trust Agreement (the “Trustee”).

RECITALS

WHEREAS, on June 3, 2014, the stockholders of Sooner approved the sale of substantially all of the assets of Sooner to REG Synthetic Fuels, LLC (“Purchaser”) in exchange for shares of common stock of Renewable Energy Group, Inc., the parent company of the Purchaser (“REG”), as well as the liquidation and dissolution of all assets of Sooner (the “Transaction”);

WHEREAS, the Transaction was structured to be a tax-free “reorganization” under Section 368(a)(1)(C) of the Internal Revenue Code (the “Code”), requiring that all assets of Sooner, including the REG Stock received as consideration in the Transaction, must be distributed to common stockholders of Sooner within twelve (12) months of the date of closing of the Transaction, or June 3, 2015;

WHEREAS, in connection with the Transaction, the stockholders of Sooner also approved, among other things, that certain Plan of Liquidation and Dissolution of Syntroleum Corporation, which was previously approved by Sooner’s board of directors (the “Board”) on December 17, 2013 (the “Plan”, a copy of which is attached hereto as Exhibit A);

WHEREAS, the Plan provides, inter alia, that:

(a) The Board will liquidate Sooner in accordance with an applicable provision of the Delaware General Corporation Law, including Sections 280 and 281(a) or 281(b); and

(b) if deemed necessary, the Board, in its discretion, will have the ability to (i) establish a liquidating trust for the benefit of the common stockholders of Sooner, subject to the claims of Sooner’s creditors, (ii) appoint one or more liquidating trustees, and (iii) transfer Sooner’s assets to such trust;

WHEREAS, as of the date hereof, ninety (90%) percent of the REG Stock has been distributed to the common stockholders of Sooner;

WHEREAS, the Board has determined that it will take longer than twelve (12) months to distribute all of the remaining assets of Sooner to its common stockholders;

WHEREAS, in order to comply with the requirements of Section 368(a)(1)(C) of the Code such that the Transaction remains a tax-free “reorganization,” the Board, in accordance with the Plan, has deemed it necessary, appropriate and desirable to (i) establish a liquidating trust (the “Trust”) for the benefit of Sooner’s common stockholders (i.e., the Beneficiaries as defined below), subject to the valid claims of Sooner’s creditors, (ii) appoint Karen L. Power as Trustee thereunder, (iii) transfer all right, title and interest of Sooner’s remaining assets to the Trust on the Effective Date for the sole purpose of distributing such assets to the Beneficiaries, pursuant to and in accordance with this Trust Agreement and the Plan, and (iv) transfer any and all claims against Sooner to the Trust for satisfaction or other resolution prior to distribution of the assets to the Beneficiaries.

AGREEMENT

NOW, THEREFORE, pursuant to the Plan and in consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Allowed Claim. A Claim that is not disputed by the Trustee and/or has been resolved or settled, by Final Order, agreement or otherwise, the holder of which is entitled to satisfaction from the Trust Assets.

1.2. Beneficial Interest. Each Beneficiary’s interest in the Trust Assets, pro rata in accordance with its interest in the assets of Sooner as of the date of the Transaction, as reflected on the Beneficiary Register. Beneficial Interests shall not be transferable except upon death of the Beneficiary or otherwise by operation of law.

1.3. Beneficiaries. Holders of Sooner common stock as of the date of the closing of the Transaction, as identified on the Beneficiary Register.

1.4. Cash. Legal tender of the United States or its equivalent, including, but not limited to, bank deposits, checks, and other similar items.

1.5. Claim. A right to a legal or equitable remedy asserted against Sooner or the Trust that may be reduced to a monetary judgment, including any liability asserted against Sooner in the Shareholder Action, and as to which Sooner reserves all rights.

1.6. Claims Assertion Date. June 11, 2017.

1.7. Creditor. A party that asserts a Claim.

1.8. Final Order. An order or judgment entered by a court of competent jurisdiction that that has not been reversed, rescinded, stayed, modified or amended, that is in full force and effect, and with respect to which: (1) the time to appeal, seek review or rehearing, or petition for certiorari has expired (other than under Federal Rule of Civil Procedure 60) and no timely filed appeal or petition for review, rehearing or remand or certiorari is pending; (2) any right to appeal, seek review or rehearing, petition for certiorari has been waived in writing; and (3) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

1.9. REG Stock. Shares of common stock of REG received as consideration in the Transaction and maintained by the Trustee as a Trust Asset.

1.10. Shareholder Action. Those certain putative class action petitions filed on behalf of individual-named plaintiffs and the public stockholders of Sooner challenging the Transaction, having been consolidated and currently pending as In re Syntroleum Corp. Shareholder Litigation, Case No. CJ-2013-5807 (Consolidated), in the District Court, Fourteenth Judicial District, Tulsa County, State of Oklahoma, including, but not limited to, any and all fee requests and insurance claims asserted in connection with same.

1.11. Trust Assets. All assets, property rights, interests, powers, and legal and equitable rights, claims and defenses of Sooner on the Effective Date and thereafter acquired, including without limitation, 160,585 shares of REG Stock and certain Cash.

ARTICLE II

DECLARATION OF TRUST

2.1. Purpose of the Trust. Sooner and the Trustee, in accordance with applicable statutes, rules and regulations, hereby establish the Trust on behalf of and for the sole benefit of the Beneficiaries, and for the sole purpose of distributing to the Beneficiaries, pro rata in accordance with the Beneficiary Register, the Trust Assets, subject only to Allowed Claims, pursuant to the Plan and in accordance with Treas. Reg. § 301.7701-4(d). The Trust has no objective or purpose to, and the Trustee shall have no authority to, continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the sole purpose of the Trust. In particular, the Trust, through the Trustee, will do the following, subject to sections 7.5 and 7.6 herein: (a) accept and place all Trust Assets into the Trust; (b) dispute, settle, satisfy, and/or resolve, by Final Order or otherwise, any and all Claims; (c) make distributions from the Trust Assets to the holders of Allowed Claims; (d) make distributions from the Trust Assets to the Beneficiaries in accordance with the Plan; (e) retain professionals and other agents to the extent necessary; and (f) take such steps as are reasonable and necessary to accomplish the Trust’s purpose, all as provided in, and subject to the terms and provisions of, the Plan and this Trust Agreement. The Trust Assets shall be held for the exclusive and sole benefit of the Beneficiaries, subject to satisfaction of Allowed Claims, and shall only be used (i) to fund distributions to such Beneficiaries in accordance with the Plan, (ii) for the payment and satisfaction of Allowed Claims, and (iii) costs, fees, and expenses incurred in connection with the administration of the Trust.

2.2. Name of the Trust. The Trust established hereby shall be known as the “Sooner Holdings Trust.” In connection with the exercise of her powers, the Trustee may use the name or such variation thereof as she sees fit, and may transact the affairs of the Trust in such name.

2.3. Transfer of Assets to Create Trust. Effective as of the Effective Date, Sooner hereby grants, releases, assigns, transfers, conveys and delivers to the Trustee and her successors, to be held in trust, all right, title and interest in and to the Trust Assets, upon which the Trust has the sole and exclusive right, title and interest in and possession of the Trust Assets. From and after the Effective Date, Sooner shall execute and deliver or cause to be executed and delivered to or upon the order of the Trustee all such documents, and Sooner shall take or cause to be taken such further or other action, as necessary or appropriate to vest or perfect title to and possession of all of the Trust Assets in the Trustee.

2.4. Assumption of Liabilities by the Trust. Effective as of the Effective Date, all obligations of Sooner for valid Claims shall become obligations of the Trust, to be satisfied solely from the Trust Assets in the discretion of the Trustee prior to distribution of same to the Beneficiaries. From and after the Effective Date, Sooner shall execute and deliver or cause to be executed and delivered to or upon the order of the Trustee all such documents, and Sooner shall take or cause to be taken such further or other action, as necessary or appropriate to authorize the Trustee, in her sole discretion, to take action to dispute, settle, satisfy and/or resolve, by Final Order or otherwise, any and all Claims.

2.5. Acceptance by Trustee. The Trustee hereby accepts and confirms the following: (a) the appointment to serve as Trustee; (b) the transfer of the Trust Assets, and all right, title and interest therein, to the Trust; (c) the assumption of all valid Claims by the Trust; and (d) obligations and duties imposed on her by this Trust Agreement. The Trustee agrees to receive, hold, administer and distribute the Trust Assets and any income derived therefrom, and to make distributions to the Beneficiaries, pursuant to the terms of the Plan and this Trust Agreement. On behalf of the Trust, the Trustee further assumes the responsibility to utilize the Trust Assets to satisfy any Allowed Claims.

ARTICLE III

TRUSTEE - GENERALLY

3.1. Appointment. The Trustee is Karen L. Power, who shall act hereunder solely in her capacity as Trustee of the Sooner Holdings Trust and not otherwise.

3.2. Term of Service. The Trustee shall serve until the earlier of (i) the termination of the Trust in accordance with Article IX of this Trust Agreement and (ii) the Trustee’s resignation or death.

3.3. Services. The Trustee shall be entitled to engage in such other activities as she deems appropriate that are not in conflict with this Trust Agreement. The Trustee shall devote such time as she reasonably determines is necessary to fulfill all of her duties as Trustee.

3.4. Compensation. The Trustee shall be compensated by a monthly payment in the amount of $19,000.00 per month through the Claims Assertion Date; provided, however, the Trustee will be compensated beyond the Claims Assertion Date at an hourly rate of $500.00 per hour, payable monthly. In addition, the Trustee shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with execution of her duties as Trustee under the Plan and Trust Agreement, which reimbursable expenses shall be consistent with the reimbursable expenses paid by Sooner to Karen L. Power in her role as President and CEO of Sooner following the Transaction. Any professional engaged by the Trustee (each a “Trust Professional”) and any agents retained or utilized by the Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of reasonable out-of-pocket expenses incurred. Compensation and reimbursement of the Trustee and the Trust Professionals shall be paid solely from the Trust Assets.

3.5. Trustee and Conflicts of Interest. If the Trustee determines, in the exercise of her reasonable discretion, that she has a material conflict of interest with respect to the resolution of a Claim or any other matter, the Trustee shall, in her sole discretion, select a designee to act on behalf of the Trust solely with respect to such matter (the “Designee”), with such Designee’s authority to act on behalf of the Trust to terminate upon the matter’s conclusion. If the Designee files a pleading, motion or other filing with a court or tribunal on behalf of the Trust, it shall do so in its own name as “Designee of the Sooner Holdings Trust.”

3.6. Resignation. The Trustee may resign by giving not less than thirty (30) days’ prior written notice thereof to Robert B. Rosene, Jr.; provided, however, that such resignation shall not become effective until the appointment of a successor Trustee in accordance with section 3.7 hereof. If a Trustee resigns from his/her position hereunder, subject to a final accounting, such Trustee, including his/her professionals, attorneys, and advisors, shall be entitled to all accrued but unpaid fees, expenses, and other compensation to the extent incurred, arising or relating to events occurring before such resignation, and any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Trustee.

3.7. Appointment of Successor Trustee. In the event of a vacancy by reason of resignation or death of the Trustee, Robert B. Rosene, Jr. shall, in his sole discretion, designate the successor Trustee. In the event that Robert B. Rosene, Jr. is unwilling to or incapable of appointing the successor Trustee, Foley & Lardner LLP as counsel for the Trust shall appoint the successor Trustee. Every successor Trustee shall execute, acknowledge and deliver to the Trust an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

3.8. Continuity. The death or resignation of the Trustee shall not terminate the Trust or revoke any existing agency (other than any agency of such Trustee as a Trustee) created pursuant to the Trust Agreement or invalidate any action theretofore taken by the Trustee, and the successor Trustee agrees that the provisions of the Trust Agreement shall be binding on and inure to the benefit of each successor Trustee and all his or her heirs and legal and personal representatives, successors or assigns. In the event of the resignation of the Trustee, such Trustee shall (a) execute and deliver by the effective date of her resignation such documents, instruments and other writings as may be reasonably required to effect the termination of such Trustee’s capacity under this Trust Agreement and (b) assist and cooperate in effecting the assumption of such Trustee’s obligations and functions by the successor Trustee.

3.9. Retention of Professionals. The Trustee may retain, engage, and pay Trust Professionals and other persons, including Designees (other than persons that are affiliates of the Trustee), as may be necessary to assist the Trustee in carrying out her duties under this Trust Agreement.

ARTICLE IV

POWERS, DUTIES AND LIMITATIONS OF THE TRUSTEE

4.1. Duties of Trustee. The Trustee shall have such duties and responsibilities as are specified in the Plan and this Trust Agreement.

4.2. Authority of Trustee. On the Effective Date, the Trust and the Trustee shall be vested with the property, rights, interests, and powers of Sooner as specified hereunder and in the Plan. Consistent with this Section 4.2, the Trustee shall have the authority and be empowered to take all steps necessary to achieve and make distributions with respect to the Trust Assets, through liquidation or distribution of same as described herein, including, without limitation, all of the following:

4.2.1. All power to control, including collect, receive, manage, prosecute, settle, transfer title to, maintain the value of, and dispose of, all Trust Assets for the benefit of the Beneficiaries;

4.2.2. pay reasonable administrative expenses, including, without limitation, the reimbursement of the costs, fees, and expenses of the Trustee and Trust Professionals in connection with the performance of their duties under this Trust Agreement;

4.2.3. distribute Trust Assets to the Beneficiaries and holders of Allowed Claims, as discussed in sections 7.2, 7.5 and 7.6 herein;

4.2.4. prosecute causes of action on behalf of Sooner;

4.2.5. open and maintain bank and broker accounts in the name of the Trust, draw checks and drafts thereon by the sole signature of the Trustee and terminate such accounts as the Trustee deems appropriate;

4.2.6. act as custodian of the Trust Assets in accordance with the terms of the Trust Agreement and consistent with the treatment of the Trust as a liquidating trust under Treasury Regulation § 301.7701-4(d) and Rev. Proc. 94-45, 1994-2 C.B. 684;

4.2.7. liquidate and reduce to Cash any and all REG Stock at such time as the Trustee deems appropriate to accomplish the purpose of the Trust;

4.2.8. execute any documents, pleadings and take any other actions related to, or in connection with, asserting a challenge to and/or the resolution of any Claim(s);

4.2.9. file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Trust as a grantor trust pursuant to Treasury Regulation § 1.671-4(a) and pay taxes that are properly payable by the Trust, if any;

4.2.10. establish reserves as the Trustee deems appropriate to fund the Trust and/or to invest Cash held by the Trust; provided, however, that such investments (i) are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities, and (ii) yield the maximum reasonable net return taking into account the safety of such investment, including, but not limited to, (a) obligations of, or guaranteed by, the United States of America, (b) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (c) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, (d) investment portfolios that aim to achieve a blended benchmark of 30% MSCI World/70% Barclays Aggregate 1-5 or better, or (e) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.);

4.2.11. enter into any agreement or execute any document required by or consistent with the Plan and the Trust and perform all of the obligations thereunder;

4.2.12. purchase and maintain all insurance policies and pay all insurance premiums and costs the Trustee deems necessary or advisable;

4.2.13. administer the winding-up of the Trust; and

4.2.14. take all other actions not inconsistent with the provisions of the Plan and the Trust that the Trustee deems reasonably necessary or desirable with respect to administering the Plan and the Trust.

4.3. Limitations on the Trustee. Notwithstanding anything in this Trust Agreement to the contrary, the Trustee, in her capacity as such, shall not do or undertake any of the following: (i) guaranty any debt; (ii) loan Trust Assets; (iii) purchase Trust Assets from the Trust; (iv) transfer Trust Assets to another trust with respect to which the Trustee serves as trustee; (v) engage in any trade or business with respect to the Trust Assets or any proceeds therefrom, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust or as permitted under this Trust Agreement; or (vi) except as otherwise reasonably necessary to maintain the value of the Trust Assets and to further the liquidation purpose of the Trust, invest Trust Assets other than as provided in section 4.2.10 above.

4.4. Register of Beneficiaries. Attached hereto as Exhibit B is the register of Beneficiaries and the associated Beneficial Interest of each Beneficiary (the “Beneficiary Register”). The Trustee shall maintain the Beneficiary Register, and any informational changes to the Beneficiary Register will be made upon proper notification, as provided under section 10.10 herein to the Trustee. The Trustee shall not be liable for relying on the accuracy of the Beneficiary Register, provided that she has properly maintained the Beneficiary Register in accordance with this Trust Agreement.

4.5. Books and Records. The Trustee shall maintain in respect of the Trust and the Beneficiaries, books and records relating to the Trust Assets and income realized therefrom, if any, and the payment of expenses of the Trust and Allowed Claims in such detail and for such period of time as may be necessary to enable her to make full and proper reports in respect thereof. Such books and records shall be maintained in a manner consistent with the Plan and this Trust Agreement. Except as expressly provided in this Trust Agreement or the Plan, nothing in the Trust Agreement is intended to require the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust, or as a condition for making any payment or distribution out of the Trust Assets.

4.6. Tax Returns. In accordance with Article VIII, the Trustee shall file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Trust as a grantor trust for federal income tax purposes. The Trustee shall file federal income tax returns consistent with and pursuant to §1.671-4(a) of the Income Tax Regulations. Consistent with section 3.9 above, the Trustee may retain Trust Professionals to assist her with the preparation, review, filing and appeal of any tax return, or other Trust tax-related issue.

4.7. Accounting of Trustee. The Trustee shall, within ninety (90) days after her resignation or death (in which case, the obligation contained in this section 4.7 shall pass to the Trustee’s estate), render an accounting containing at least the following information:

4.7.1. A description of the Trust Assets and their disposition;

4.7.2. A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Trust and the Trust Assets during the Trustee’s term of service, including their source and nature;

4.7.3. Separate entries for all receipts of principal and income;

4.7.4. The ending balance of all Trust Assets as of the date of the Trustee’s accounting, including the Cash balance on hand and the name and location of the depository where it is kept;

4.7.5. All known liabilities owed by the Trust, including any unresolved Claims; and

4.7.6. The Beneficiary Register.

The accounting shall be provided to any successor Trustee appointed in accordance with section 3.7 hereof.

ARTICLE V

LIABILITY OF LIQUIDATING TRUSTEE

5.1. Exculpation. From and after the Effective Date, the Trustee and the Trust Professionals are exculpated by Sooner, from any and all direct and derivative claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan and the Trust Agreement, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. Nothing in this provision shall be deemed to alter the provisions of the Trust Agreement.

5.2. Indemnification. The Trust shall indemnify and hold harmless the Trustee and the Trust Professionals (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Trust Agreement, or for any diminution of the Trust Assets that may result from any deposit or investment made by the Trustee in accordance with section 4.2.10 above, including any losses resulting from a default by any bank, financial institution or other third party, if the Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Trust indemnifies and holds harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Trust Assets.

5.3. No Liability for Acts of Predecessor Trustee. No successor Trustee shall be in any way liable for the acts or omissions of any predecessor Trustee unless a successor Trustee expressly assumes such responsibility.

5.4. Insurance. The Trustee is authorized, in her discretion, to obtain all reasonably necessary insurance coverage for herself and the Trust Professionals, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Trust, and (ii) the liabilities, duties and obligations of the Trustee and the Trust Professionals (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Trustee, remain in effect for a reasonable period after the conclusion of the Trustee’s service.

5.5. Reliance by Trustee. The Trustee may rely, and shall be fully protected in acting or refraining from acting if she relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Trustee reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, e-mails and telexes, to have been sent by the proper party or parties, and the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Trustee may consult with counsel and other Trust Professionals with respect to matters in their area of expertise, and any opinion of same shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee. The Trustee shall be entitled to rely upon the advice of such Trust Professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Trustee may rely upon all information provided by Sooner or its representatives to the Trustee concerning matters related to the Trust, Trust Assets, and Claims, and their reconciliation and documents supporting such reconciliation.

5.6. Reliance by Persons Dealing with the Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Trustee shall be entitled to rely on the authority of the Trustee to act on behalf of the Trust and shall have no obligation to inquire into the existence of such authority.

ARTICLE VI

BENEFICIARIES

6.1. Interest Beneficial Only. The ownership of a Beneficial Interest in the Trust shall not entitle any Beneficiary under the Trust to any title in or to the Trust Assets or to any right to call for a partition or division of the Trust Assets or to require an accounting, except as specifically provided by this Trust Agreement.

6.2. Evidence of Beneficial Interest. Ownership of a Beneficial Interest in the Trust Assets shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.3. Registration of Beneficial Interest. The Trustee shall cause the Beneficiary Register to be kept at her office or at such other place or places as may be designated by the Trustee from time to time. The Beneficiary Register shall conclusively evidence the ownership of the Beneficial Interests of the Beneficiaries in so far as the Trust and the Trustee are concerned.

6.4. Absolute Owners. The Trustee may deem and treat the Beneficiaries reflected as owners of Beneficial Interests on the Beneficiary Register as the absolute owners thereof for the purposes of receiving Distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.

6.5. Standing of Beneficiary. Except as expressly provided in the Trust Agreement, a Beneficiary does not have standing to direct the Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party (other than the Trustee) upon or with respect to the Trust Assets.

6.6. Non-Transferability. Beneficial Interests in the Trust shall not be subject to assignment or alienation, either voluntary or involuntary, other than by operation of law. A Beneficiary shall not be entitled to sell, assign, exchange, pledge or otherwise transfer or convey its Beneficial Interest in the Trust or any right or interest therein.

ARTICLE VII

DISTRIBUTIONS

7.1. Distributions to Beneficiaries Generally. All distributions to be made by the Trustee to any Beneficiary shall be made only in accordance with this Trust Agreement and from the Trust Assets and shall be made to the Beneficiaries pro rata in accordance to their respective Beneficial Interests. Any distribution made by the Trustee in good faith shall be binding and conclusive on all interested parties.

7.2. Timing of Distributions; Withholding.

7.2.1. If, as of the Claim Assertion Date, (i) no Claims have been asserted against Sooner and/or the Trust, or (ii) (a) any and all asserted Claims have been successfully resolved, by Final Order, agreement or otherwise, and (b) any and all Allowed Claims have been satisfied from the Trust Assets, then the Trustee shall distribute to the Beneficiaries all remaining Trust Assets, less such amounts as are reasonably necessary to pay all the costs and expenses of the Trust, and cause the Trust to wind-up and terminate.

7.2.2. If, as of the Claims Assertion Date, there are unresolved Claims and/or unsatisfied Allowed Claims, the Trustee shall not make any distributions to Beneficiaries until all such Claims have been resolved, by Final Order or otherwise. Solely upon the satisfaction of all Allowed Claims shall the Trustee take the action set forth in section 7.2.1 above.

7.2.3. All distributions shall be subject to any withholding or reserve established pursuant to this Trust Agreement. Additionally, the Trustee may withhold from distribution to any Beneficiary any and all amounts, determined in the Trustee’s reasonable sole direction, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.

7.3. Withholding Taxes. Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder.

7.4. Method of Cash Distributions. Any Cash payment to be made will be made, at the sole discretion of the Trustee, by check or wire transfer.

7.5. Undeliverable Distributions. The Trustee shall make reasonable efforts to locate holders of undeliverable distributions and, if located, assist such holders in accepting such distributions. All demands for undeliverable distributions must be made on or before six (6) months after the date such distributions were attempted to be made by the Trustee. Thereafter, the amount represented by such undeliverable distribution (including any dividends) shall be contributed by the Trustee to one or more charitable organizations exempt from U.S. federal income tax under section 501(c)(3) of the Tax Code to be selected by the Trustee, and unrelated to the Trustee or the Trust, and any Claim in respect of such undeliverable distribution shall be discharged and forever barred from assertion against the Trust, the Trustee, and Sooner, and their respective property, notwithstanding any federal or state escheat laws to the contrary.

7.6. Donation of De Minimis Assets. After satisfaction of all Allowed Claims, and payment of Trust taxes and reasonable administrative expenses, including, without limitation, the reimbursement of the costs, fees, and expenses of the Trustee and Trust Professionals in connection with the performance of their duties under this Trust Agreement, the Trustee may, in her sole discretion, determine that there are de minimis remaining Trust Assets, such that the return to Beneficiaries is not sufficient to justify the expense of distribution of the de minimis Trust Assets. Upon making such determination, the Trustee may, in her sole discretion, contribute such de minimis Trust Assets to one or more charitable organizations exempt from U.S. federal income tax under section 501(c)(3) of the Tax Code to be selected by the Trustee, and unrelated to the Trustee or the Trust, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Trust, the Trustee, and Sooner, and their respective property.

ARTICLE VIII

TAXES

8.1. Income Tax Status.

8.1.1. This Trust Agreement is intended to create a liquidation trust in accordance with Treasury Regulation § 301.7701-4(d) and Rev. Proc. 82-58, 1982-2 C.B. 847, which shall be treated as a grantor trust pursuant to Sections 671-677 of the Code. To the extent provided by law, this Trust Agreement shall be governed and construed in all respects as such a trust, any ambiguity herein shall be construed consistent therewith, and, if necessary, this Trust Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

8.1.2. The transfer of the Trust Assets to the Trust shall be made by Sooner for the sole and exclusive benefit of the Beneficiaries, as provided for in the Plan and herein, and, except as otherwise provided by applicable law, such transfer shall be treated for tax purposes as a taxable sale or exchange of the Trust Assets (other than Cash or REG Stock) by Sooner to the Beneficiaries, followed by transfers of the Trust Assets by such Beneficiaries to the Trust in exchange for Beneficial Interests in the Trust. Accordingly, the Beneficiaries will be treated as the grantors of the Trust and the deemed owners of the Trust Assets. All items of income, deductions and credit loss of the Trust shall be allocated for federal income tax purposes to the Beneficiaries based on their respective interests in the Trust, as the Trustee shall determine to be reasonable and appropriate and consistent with the Plan. As soon as practicable after the Effective Date, but in no event later than one hundred twenty (120) days thereafter, the Trustee, based upon her good faith determination after consultation with Trust counsel, shall inform the Beneficiaries by any reasonable means (including by means of filing a Current Report Form 8-K with the Securities and Exchange Commission) of the amount of Cash, number of shares of REG Stock, and estimate of the value of other Trust Assets, if any. The valuation will be used consistently for all federal income tax purposes by all parties, including Sooner, the Trustee, and the Beneficiaries.

8.2. Tax Returns.

8.2.1. The “taxable year” of the Trust shall be the “calendar year” as those terms are defined in Section 441 of the Code. The Trustee shall make timely filings of (i) annual federal income tax returns attached to Form 1041 with the Internal Revenue Service reflecting all items of income, gain or loss, deductions or credits of the Trust as a grantor trust pursuant to Treasury Regulation § 1.671-4(a). and (ii) such other tax returns and filings as are required by other taxing authorities.

8.2.2. The Trustee shall annually (within one hundred and five (105) days after the end of each calendar year or before the extended due date of the tax return) send to each Beneficiary, based on the contact information in the Beneficiary Register, a separate statement setting forth the holder’s share of items of income, gain, loss, deduction, or credit, and will instruct all such holders to report such items on their federal income tax returns. Such reporting shall also occur within one hundred and five (105) days after the dissolution of the Trust or before the extended due date of the tax return. Subject to the provisions of the Plan and this Trust Agreement, the Trust’s taxable income, gain, loss, deduction, or credit shall be allocated to the Beneficiaries in accordance with their relative Beneficial Interests in the Trust.

8.2.3. Consistent with its status as a grantor trust, but subject to the provisions of the Plan and this Trust Agreement, the Trust shall not be, and the Beneficiaries shall be, responsible for the payment of their allocable portion of any federal, state, local or foreign income tax liability related to the operation of the Trust.

8.3. Withholding of Taxes Related to Trust Operations. The Trust shall comply with all withholding and information reporting requirements imposed by any federal, state, local or foreign taxing authority with respect to income or distributions of the Trust. To the extent that the operation of the Trust or the liquidation of the Trust Assets creates a tax liability for the Trust, the Trust shall promptly pay such tax liability and any such payment shall be considered a cost and expense of the operation of the Trust payable from the Trust Assets. The Trustee may reserve a sum, the amount of which shall be determined by the Trustee in her sole discretion, sufficient to pay any accrued or potential tax liability of the Trust. In the exercise of her discretion and judgment, the Trustee may enter into agreements with taxing authorities or other governmental units settling, compromising, or otherwise establishing the amount of any tax liability of the Trust. The foregoing notwithstanding, consistent with its status as a grantor trust, the Beneficiaries shall be responsible for the payment of federal income taxes on their allocable portion of any taxable income of the Trust.

ARTICLE IX

TERMINATION OF TRUST

9.1. Term. As soon as practicable after distributions are made pursuant to section 7.2 above, the Trustee shall commence the wind-up of the Trust, including, without limitation, making final distributions to Beneficiaries and holders of Allowed Claims. The Trust shall terminate when the Trust no longer has any Trust Assets and the Trustee has completed wind-up of the Trust.

9.2. Winding Up and Discharge of the Trustee. For purposes of winding up the affairs of the Trust at its termination, the Trustee shall continue to act as Trustee until her duties have been fully discharged. After doing so, the Trustee and any Trust Professionals, including her agents, professionals and employees, shall have no further duties or obligations hereunder, except as required by this Trust Agreement or applicable law concerning the termination of a trust.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1. Descriptive Headings. The headings contained in this Trust Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Trust Agreement.

10.2. Amendment. This Trust Agreement may not be amended except by an instrument executed by the Trustee following the Effective Date.

10.3. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

10.4. Bond. Notwithstanding any state law to the contrary, the Trustee shall not be required to post any bond or other undertaking.

10.5. Counterparts; Effectiveness. This Trust Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Trust Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

10.6. Severability; Validity. If any provision of this Trust Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Trust Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Trust Agreement are agreed to be severable.

10.7. No Waiver by Trustee. No failure by the Trustee to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, or of any other right, power or privilege.

10.8. Preservation of Privilege and Defenses. In connection with any causes of action and/or disputed Claims objected to, prosecuted or otherwise litigated by the Trustee in accordance herewith (including, without limitation, all defenses, counterclaims, setoffs and recoupments belonging to Sooner), any applicable privilege or immunity of Sooner, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) shall vest in the Trust.

10.9. Prevailing Party. If the Trust is the prevailing party in a dispute regarding the provisions of this Trust Agreement or the enforcement thereof, the Trust shall be entitled to collect any and all costs, expenses and fees, including reasonable attorneys’ fees, from the non-prevailing party incurred in connection with such dispute or enforcement action.

10.10. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) electronically delivered to the e-mail addresses set forth below, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to the Trustee:

Karen L Power

Sooner Holdings, Inc.

10026-A South Mingo Road #297

Tulsa, Oklahoma 74133

Phone: (918) 625-1557

E-mail: kpower@soonerholdings.com

With a copy to:

Foley & Lardner LLP

90 Park Avenue

New York, NY 10016-1314

Attention: Todd C. Norbitz

Phone: (212) 682-7474

E-mail: tnorbitz@foley.com

and

If to a Beneficiary:

To the name and address set forth in the Beneficiary Register.

10.11. Irrevocability. The Trust is irrevocable.

10.12. Relationship to Plan. The Trustee shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. However, in the event that the provisions of this Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of this Trust Agreement shall control.

10.13. Successors or Assigns. The terms of the Trust Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized representatives all as of the date first above written.

SOONER HOLDINGS, INC.,

By:	/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr.
Chairman of the Board of Directors of Sooner Holdings, Inc.

KAREN L. POWER, SOLELY IN HER CAPACITY AS TRUSTEE OF THE SOONER HOLDINGS TRUST

By:	/s/ Karen L. Power
Karen L. Power

EXHIBIT A

Plan of Liquidation and Dissolution of Syntroleum Corporation

[Attached]

PLAN OF LIQUIDATION AND DISSOLUTION

OF

SYNTROLEUM CORPORATION

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of SYNTROLEUM CORPORATION, a Delaware corporation (the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

1. Adoption of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2. Certificate of Dissolution and Effective Date. At the Company’s discretion, following the adoption of the Plan by the requisite vote of the Company’s stockholders, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The Plan shall be effective as of such time the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware (the “Effective Date”).

3. Cessation of Business Activities. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution.

5. Dissolution Process.

From and after the Effective Date, the Company (or any successor entity of the Company) shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a) Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b) Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(c) Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(d) Shall pay or make provision for all other claims that are mature, known or uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the common stockholders of the Company; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(b) of the DGCL.

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the common stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the common stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each common stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the common stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the common stockholders. Any such conveyance to the Trustees shall be in trust for the common stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

7. Cancellation of Stock. From and after the Effective Date, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s common stockholders, the Board or Trustee, in its absolute discretion, may require the Company’s common stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board or Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Unclaimed Distributions. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the common stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

9. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution, or for such longer period as a court shall in its discretion direct, for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

10. Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

11. Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the common stockholders of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Date, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or the Trustee, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or Trustee, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board or the Trustee is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15. Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board or Trustee may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization. The Board or Trustee is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board or Trustee, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board or Trustee, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

EXHIBIT B

BENEFICIARY REGISTER

[Omitted]